EXHIBIT 4.1



                             SUPPLEMENTAL INDENTURE

                             SUPPLEMENTAL INDENTURE


               THIS SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") is made and entered into as of October 29, 2002, by OUTSOURCING SERVICES GROUP, INC., a Delaware corporation (the "Company"), AEROSOL SERVICES COMPANY, INC., a California corporation ("Aerosol"), KOLMAR LABORATORIES, INC., a Delaware corporation ("Kolmar"), PIEDMONT LABORATORIES, INC., a Georgia corporation ("Piedmont"), ACUPAC PACKAGING, INC., a New Jersey corporation ("Acupac"), PRECISION PACKAGING AND SERVICES, INC., an Ohio corporation ("Precision"), and U.S. BANK NATIONAL ASSOCIATION (f/k/a/ FIRST TRUST NATIONAL ASSOCIATION), as trustee (the "Trustee"), pursuant to the Indenture (as hereinafter defined). Capitalized terms used herein without definition have the meanings given in the Indenture.

                                    RECITALS

        A. The Company, as issuer, and Aerosol, Kolmar, Piedmont, Acupac and Precision, as guarantors (collectively, the "Guarantors"), and the Trustee, have entered into that certain Indenture, dated as of March 3, 1998, as amended, supplemented or otherwise modified from time to time (as so amended, the "Indenture"), providing for the issuance of the Company's 10 7/8% Senior Subordinated Notes due 2006 (the "Notes").

        B. The Company and Guarantors have proposed to enter into a Loan and Security Agreement with Foothill Capital Corporation and other lenders signatory thereto, under which the lenders will provide a revolving credit facility of up to $40 million and a $30 million term loan under a facility which falls within the definition of "Credit Agreement" under the Indenture.

        C. Section 4.12 of the Indenture limits the Company's and the Guarantors' ability to incur Indebtedness if certain ratio tests are not satisfied other than Indebtedness that constitutes Permitted Indebtedness, which specifically includes Indebtedness under the Revolving Credit Facility.

        D. The term Revolving Credit Facility means one or more revolving credit facilities under the Credit Agreement or any credit agreement refinancing or replacing the Credit Agreement.

        E. The Company and the Guarantors desire to change the definition of Permitted Indebtedness to permit the Company and Guarantors to incur Indebtedness under the Credit Agreement, provided the aggregate indebtedness is not more than the greater of (x) $70,000,000 and (y) the Borrowing Base, whether in the form of a term loan or a revolving credit facility.

        NOW THEREFORE, in consideration of the foregoing, the parties agree as follows:

                                    AGREEMENT

        1.     Supplement to Indenture.

               (a) Clause (ii) of the definition of "Permitted Indebtedness" in the Indenture is hereby amended and restated as follows:

               "(ii) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed the greater of (a) $70,000,000 in the aggregate with respect to Indebtedness under the Credit Agreement, less the amount of all permanent prepayment of Indebtedness under the Credit Agreement actually made with the proceeds of an Asset Sale, or (b) the Borrowing Base;"

               (b) The term "Revolving Credit Facility" in the Indenture is hereby deleted in its entirety and replaced in each place that it appears in the Indenture with the term "Credit Agreement".

        2. Required Consents. This Supplemental Indenture is made pursuant to Section 9.02 of the Indenture and has been authorized by the Trustee and, the Company and with the consent of the holders of a majority in aggregate principal amount of the outstanding Notes by written consent and without notice to any other Holders (the "Consenting Holders"). This Supplemental is not intended to
(i) affect any Holder with respect to such Holder's rights to receive payment on the Notes under Section 6.07 of the Indenture or (ii) amend any terms or conditions of the Indenture in a way that would require any consent or notice to any Holder other than the Consenting Holders.

        3. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

        4. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

        5. Successors. All agreements of the Company, the Guarantors and the Trustee under this Supplemental Indenture shall bind their respective successors.



                            (Signature Page Follows)

                    [SIGNATURE PAGE - SUPPLEMENTAL INDENTURE]

               IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

                                    OUTSOURCING SERVICES GROUP, INC.


                                    By:  /s/ Perry Morgan
                                        --------------------------------------
                                    Name: Perry Morgan
                                    Title: Chief Financial Officer


                                    ACUPAC PACKAGING, INC.

                                    By:  /s/ Perry Morgan
                                        --------------------------------------
                                    Name: Perry Morgan
                                    Title: Chief Financial Officer


                                    AEROSOL SERVICES COMPANY, INC.


                                    By:  /s/ Perry Morgan
                                        --------------------------------------
                                    Name: Perry Morgan
                                    Title: Chief Financial Officer


                                    KOLMAR LABORATORIES, INC.


                                    By:  /s/ Perry Morgan
                                        --------------------------------------
                                    Name: Perry Morgan
                                    Title: Chief Financial Officer


                                    PIEDMONT LABORATORIES, INC.

                                    By:  /s/ Perry Morgan
                                        --------------------------------------
                                    Name: Perry Morgan
                                    Title: Chief Financial Officer

                     [SIGNATURE PAGE CONTINUED ON NEXT PAGE]

                                    PRECISION PACKAGING AND SERVICES, INC.


                                    By:  /s/ Perry Morgan
                                        --------------------------------------
                                    Name: Perry Morgan
                                    Title: Chief Financial Officer


                                    U.S. BANK NATIONAL ASSOCIATION,
                                    as Trustee


                                    By: /s/ Richard H. Prokosch
                                        --------------------------------------
                                    Name: Richard H. Prokosch
                                    Title:   Vice President